EXHIBIT 8.1

601 Lexington Ave.

New York, New York 10022

(212) 446-4800

www.kirkland.com

October 10, 2013

Capital Auto Receivables LLC

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

Central Originating Lease Trust II

c/o Deutsche Bank Trust Company Delaware

1011 Centre Road, Suite 200

Wilmington, Delaware 19805

Re:	Capital Auto Receivables LLC Registration Statement on Form S-3 (No. 333- )

Central Originating Lease Trust II Registration Statement on Form S-3 (No. 333- )

We have acted as special counsel to Capital Auto Receivables LLC, a Delaware limited liability company (“CARI”), and Central Originating Lease Trust II, a Delaware statutory trust (“COLT II”), in connection with the above-referenced Registration Statements (together with the exhibits and any amendments thereto, the prospectuses and the prospectus supplements described therein, the “Registration Statements”), filed by CARI and COLT II with the Securities and Exchange Commission in connection with the registration by CARI of Asset Backed Notes (“Notes”) and by COLT II of secured notes (“Secured Notes,” and together with the Notes, the “Securities”) that will secure the related series of Notes.

The Registration Statements contains a prospectus (the “Base Prospectus”) and related prospectus supplement (each, a “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus) pertaining to offerings by CARI of Notes issued by Trusts (as defined below) that are secured by Secured Notes issued by COLT II. This opinion relates only to the Prospectus and the exhibits contained in the Registration Statements.

As described in the Prospectus, the Securities issued pursuant to the Prospectus will be (i) Notes that will be issued in series and (ii) Secured Notes that will secure the related series of Notes. Each series of Notes will be issued by a Delaware statutory trust (each, a “Trust”) to be formed by CARI pursuant to a Trust Agreement (each, a “Trust Agreement”) between CARI and

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Capital Auto Receivables LLC

Central Originating Lease Trust II

October 10, 2013

a CARAT Owner Trustee to be specified in the related Prospectus Supplement. Each series of Notes issued by a Trust may include one or more classes of Notes. The Notes of any Trust will be (a) issued pursuant to a CARAT Indenture (each, a “CARAT Indenture”) between such Trust and a CARAT Indenture Trustee to be specified in the related Prospectus Supplement and (b) transferred to CARI pursuant to a Trust Sale and Administration Agreement, by and among such Trust, Ally Financial Inc. (“Ally Financial”) and CARI (each, a “Trust Sale and Administration Agreement”). The Secured Notes will be issued by COLT II to Ally Financial pursuant to a COLT II Indenture (each, a “COLT II Indenture”) between COLT II and a COLT II Indenture Trustee to be specified in the related Prospectus Supplement, and will be sold and assigned by Ally Financial to CARI pursuant to a Pooling and Administration Agreement, by and between Ally Financial and CARI (each, a “Pooling and Administration Agreement”) and by CARI to a Trust pursuant to a Trust Sale and Administration Agreement.

We are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of the Notes and the Secured Notes, and in order to express the opinion hereinafter stated, we have examined copies of the Registration Statements and, in each case as to be filed as an exhibit to or incorporated by reference in the Registration Statements, (a)(i) the form of CARAT Indenture (including the form of Notes), (ii) the form of Trust Agreement (including the form of Certificate of Trust to be filed pursuant to the Delaware Statutory Trust Act included as an exhibit thereto (the “Trust Certificate”)), (iii) the form of Trust Sale and Administration Agreement and (iv) the form of Pooling and Administration Agreement (collectively the “CARAT Transfer and Administration Agreements”), and (b)(i) the form of COLT II Indenture (including the form of Secured Notes), (ii) the form of Sale and Contribution Agreement, between Ally Financial and COLT II, (ii) the form of Servicing Agreement, between Ally Financial, as servicer and custodian, and COLT II (collectively, the “COLT II Agreements” and together with the CARAT Transfer and Administration Agreements, the “Operative Documents”). We have examined such other documents and such matters of law, and we have satisfied ourselves as to such matters of fact, as we have considered relevant for purposes of this opinion.

The opinion set forth in this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the “IRS”) contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein. Moreover, the statutory provisions, regulations, interpretations and other authorities upon which our opinion is based are subject to change, and such changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion will not be taken by the IRS. Our opinion is in no way binding on the IRS or any court,

Capital Auto Receivables LLC

Central Originating Lease Trust II

October 10, 2013

and it is possible that the IRS or a court could, when presented with these facts, reach a different conclusion. In rendering such opinion, we have assumed that the trust formed pursuant to the relevant trust agreement will be operated in accordance with the terms of the relevant Operative Documents.

Based on the foregoing and assuming that the Operative Documents with respect to each series of Notes and Secured Notes are duly authorized, executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof, to the extent that the discussions presented in the Prospectus forming part of the Registration Statements under the captions “Federal Income Tax Consequences” and “Summary—Tax Status” expressly state our opinion, or state that our opinion has been or will be provided as to any series of Securities, we hereby confirm and adopt such opinion herein. We also note that the Prospectus and the Operative Documents do not relate to a specific transaction. Accordingly, the above-referenced description of federal income tax consequences may require modification in the context of an actual transaction. There can be no assurance, however, that the conclusions of U.S. federal tax law presented therein will not be successfully challenged by the IRS or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

Except for the opinions expressed above, we express no opinion as to any other tax consequences of the transaction to any party under federal, state, local or foreign laws. In addition, we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America to the extent specifically referred to herein. This letter is limited to the specific issues addressed herein and the opinions rendered above are limited in all respects to laws and facts existing on the date hereof. By rendering these opinions, we do not undertake to advise you with respect to any other matter or of any change in such laws or facts or in the interpretations of such laws which may occur after the date hereof or as to any future action that may become necessary to maintain the character of any offered securities as described in the Registration Statements or to maintain the relevant Trust as an entity that will not be taxable as an association or publicly traded partnership taxable as a corporation for federal income tax purposes.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statements and to the reference to our firm in the Prospectus included in the Registration Statements under the captions, “Federal Income Tax Consequences,” “Summary—Tax Status” and “Legal Opinions.” In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP